UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020

FASTLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300

San Francisco, CA 94107

(Address of principal executive offices) (Zip code)

(844) 432-7859

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

We have terminated that certain Independent Contractor Services Agreement, by and between Fastly, Inc. and Possibilities Training Group, dated October 28, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 18, 2020, Artur Bergman ceased to be our Chief Executive Officer and was appointed as our Chief Architect and Executive Chairperson. Mr. Bergman will continue to serve as a member of our Board of Directors (the “Board”), and was appointed as Chairperson of the Board on February 18, 2020.

In connection with his appointment as Chief Architect and Executive Chairperson, we and Mr. Bergman entered into a Modification to his Offer Letter Agreement (the “Bergman Employment Agreement”). Under the Bergman Employment Agreement, Mr. Bergman will receive an initial annual base salary of $35,568. Starting as of January 1, 2021, Mr. Bergman’s base salary will be increased to an annual rate of $504,000 per year. However, on or before the last day of November, he may make an irrevocable election to reduce his salary for the following year (but in any case no lower than the applicable minimum wage), and instead receive restricted stock units covering shares of the Company’s Class A Common Stock with a value based on the amount of such reduction (each, an “Annual RSU”). Any Annual RSU will be granted in February of the applicable year and the number of RSUs subject to each Annual RSU will be based on the average trading price of the Company’s Class A common stock in January of that year. Each Annual RSU will vest in four equal quarterly installments following the date of grant commencing on February 15th and quarterly thereafter (May, August, and November), in each case subject to Mr. Bergman’s continued service with the Company.

Pursuant to the Bergman Employment Agreement, we granted Mr. Bergman the following restricted stock unit awards to acquire up to an aggregate of 170,009 shares of our Class A common stock (each, an “RSU”) under our 2019 Equity Incentive Plan (the “Plan”), which will vest and settle in the following manner:

•

The first award for 109,027 shares will vest as to 12.5% of the total RSUs on the 15th of August 2020 and thereafter in 14 equal quarterly installments (i.e. 6.25% of the total RSUs will vest per quarter), in each case subject to Mr. Bergman’s continued service with us;

•

The second award for 43,959 shares will vest following the Board’s (or a committee thereof) determination that Mr. Bergman has achieved Company and individual performance targets for 2020, with a performance target of 100% and a maximum performance target of 200%. Following such determination, the shares will vest, based on the extent such targets were achieved, in four equal quarterly installments on the 15th of February, May, August, and November 2021, in each case subject to Mr. Bergman’s continued service with us; and

•

The third award for 17,023 shares will vest as to 50% of the RSUs on the 15th of August 2020 and thereafter as to 25% of the RSUs on November 15, 2020 and February 15, 2021, in each case subject to Mr. Bergman’s continued service with us.

The number of shares of Class A common stock granted pursuant to each RSU was determined in accordance with the Company’s standard practice by the Board based on the average trading price of the Company’s Class A common stock in January 2020. Each RSU will be subject to the provisions of our Plan and each related award agreement.

The foregoing description is qualified in its entirety by reference to the Bergman Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

(c)

On February 18, 2020, the Board appointed Joshua Bixby, age 42, as our Chief Executive Officer. In connection with Mr. Bixby’s appointment, the Board also expanded the size of the Board from six (6) to seven (7) members and appointed Mr. Bixby to serve as a Class I director. Mr. Bixby’s term as a member of the Board will expire at the meeting of stockholders to be held in 2020. Mr. Bixby will not serve on any committees of the Board.

Mr. Bixby has served as our Chief Executive Officer since February 2020, and served as our President from May 2017 to February 2020. He has been on the executive leadership team at Fastly since December 2015 and served in a part-time advisory role since 2013. From February 2013 to August 2013, Mr. Bixby served as Vice President of Acceleration at Radware Ltd., a cybersecurity and application delivery solutions company. Mr. Bixby served as President and co-founder of Strangeloop Networks, a web application acceleration solutions company, from June 2006 until its acquisition by Radware in February 2013. From October 2002 to April 2006, Mr. Bixby was a co-founder, President and Chief Executive Officer of IronPoint Technology, Inc., a content management software solutions company. Mr. Bixby is the founder of Stanley Park Ventures, an early stage foundry based in Vancouver, British Columbia. Mr. Bixby earned his B.A. in Management and Business Economics from the University of Toronto.

Mr. Bixby is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, our subsidiary, Fastly International (Holdings) Ltd., and Mr. Bixby entered into an Employment Agreement (the “Bixby Employment Agreement”). Under the Bixby Employment Agreement, Mr. Bixby will receive an initial annual base salary of $35,568. Starting as of January 1, 2021, Mr. Bixby’s base salary will be increased to an annual rate of $504,000 per year. However, on or before the last day of November, he may make an irrevocable election to reduce his salary for the following year (but in any case no lower than the applicable minimum wage). We have separately entered into an Equity Offer Letter with Mr. Bixby (the “Equity Offer Letter”), which provides that, if he makes such an election to reduce his salary, he will receive an Annual RSU. Each Annual RSU will be granted in February of the applicable year and the number of RSUs subject to each Annual RSU will be based on the average trading price of the Company’s Class A common stock in January of such year. Each Annual RSU will vest in 4 equal quarterly installments following the date of grant commencing on February 15th and quarterly thereafter (May, August, and November), in each case subject to Mr. Bixby’s continued service with the Company.

Pursuant to the Equity Offer Letter, we granted Mr. Bixby the following RSUs to acquire up to an aggregate of 235,425 shares of our Class A common stock under our Plan, which will vest and settle in the following manner:

•

The first award for 174,443 shares will vest as to 12.5% of the total RSUs on the 15th of August 2020 and thereafter in 14 equal quarterly installments (i.e. 6.25% of the total RSUs will vest per quarter), in each case subject to Mr. Bergman’s continued service with us;

•

The second award for 43,959 shares will vest following the Board’s (or a committee thereof) determination that Mr. Bergman has achieved Company and individual performance targets for 2020, with a performance target of 100% and a maximum performance target of 200%. Following such determination, the shares will vest, based on the extent such targets were achieved, in four equal quarterly installments on the 15th of February, May, August, and November 2021, in each case subject to Mr. Bergman’s continued service with us; and

•

The third award for 17,023 shares will vest as to 50% of the RSUs on the 15th of August 2020 and thereafter as to 25% of the RSUs on November 15, 2020 and February 15, 2021, in each case subject to Mr. Bergman’s continued service with us.

The number of shares of Class A common stock granted pursuant to each RSU was determined in accordance with the Company’s standard practice by the Board based on the average trading price of the Company’s Class A common stock in January 2020. Each RSU will be subject to the provisions of our Plan and each related award agreement.

We have previously adopted an Executive Severance and Change in Control Plan (the “Executive Plan”) for certain executives and key employees. Under the Executive Plan, as modified by the Bixby Employment Agreement, if we terminate the employment of Mr. Bixby other than for cause, or he resigns for good reason, in each case, during the period from three months before until 18 months following a change in control (the “change in control period”), Mr. Bixby will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 24 months of his then-current annual base salary, (ii) a lump sum cash amount equal to his target annual bonus opportunity, prorated based upon the number of days Mr. Bixby provides services during the year of the separation of service date, (iii) continuation of health plan benefits for him and his eligible dependents at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to 18 months, (iv) 100% of his then outstanding and unvested equity awards that are subject to time-based vesting will fully vest and, as applicable, be exercisable, and (v) his then outstanding and unvested equity awards that are subject to performance-based vesting will be treated as set forth in the applicable award agreement. Further, under the Executive Plan, as modified by the Bixby Employment Agreement, if Mr. Bixby is terminated other than for cause, or he resigns for good reason, at any time other than during the change in control period, he will be eligible to receive the following severance benefits

(less applicable tax withholding): (i) a lump sum cash amount equal to 18 months of his then-current annual base salary, (ii) a lump sum cash amount equal to his target annual bonus opportunity, prorated based upon the number of days Mr. Bixby provides services during the year of the separation of service date, (iii) continuation of health plan benefits for him and his eligible dependents at no cost under COBRA for up to 18 months, (iv) 12 months of his then outstanding and unvested equity awards that are subject to time-based vesting will vest and, as applicable, be exercisable, and (v) his outstanding and unvested equity awards that are subject to performance-based vesting will vest and, as applicable, be exercisable, as to the number of shares subject to such performance award that would have vested if they had completed an additional 12 months of employment following the date of termination, on a pro-rated basis and based on actual level of achievement as of the date on which the termination occurred. To receive the severance benefits above upon a qualifying termination, Mr. Bixby must sign and not revoke a general release of claims in our favor by the deadline set forth in the Executive Plan, as modified by the Bixby Employment Agreement.

Mr. Bixby will not receive separate compensation for his service as a director. There is no arrangement or understanding between Mr. Bixby and any other person pursuant to which Mr. Bixby was selected as a director. In connection with his appointment as Chief Executive Officer, Mr. Bixby will execute the Company’s standard form of indemnity agreement for officers.

The foregoing description is qualified in its entirety by reference to the Bixby Employment Agreement and the Equity Offer Letter, which are filed as exhibits to this Current Report on Form 8-K.

(d)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(d).

(e)

The information set forth above under 5.02(b) and 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement, by and between Fastly International (Holdings) Ltd. and Joshua Bixby dated February 19, 2020

10.2	Equity Offer Letter, by and between Fastly, Inc. and Joshua Bixby dated February 19, 2020

10.3	Modification to Offer Letter Agreement, by and between Fastly, Inc. and Artur Bergman dated February 19, 2020

99.1	Press Release dated February 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastly, Inc.

Dated: February 20, 2020	By:	/s/ Adriel Lares
Adriel Lares
Chief Financial Officer